                             OFFICE SPACE SUBLEASE

     This Sublease is entered into this 11th day of September, 1997 between CREATIVE MULTIMEDIA CORPORATION, an Oregon corporation ("Sublessor") and WEBRIDGE, INC., a Delaware corporation as "Sublessee". Sublessor is the Tenant under a Lease from Commerce Building Limited Partnership and its successors ("Landlord") dated April 7, 1995 (the "Lease"). The Lease covers property in the building located at 225 SW Broadway, Portland, Oregon. A complete copy of the Lease is attached hereto as Exhibit A. Sublessee wishes to sublease from Sublessor, all or a portion of, the Premises covered by the Lease.

     NOW, THEREFORE, Sublessor hereby subleases the premises in the attached Exhibit B the "Premises"), an area of approximately See Addendum, Item #1, and Sublessee agrees to subleases the Premises from Sublessor on the following terms.

     1. Term. The term of this Sublease shall commence on September 8, 1997, and shall continue through and including September 30, 2000.

     2. Rent. Sublessee shall pay to Sublessor base rent in the sum of $12.50 per square foot per year on the first day of each month of the lease term. Base rent shall be escalated at the same time and in the same amount per square foot as the rent paid by Sublessor to the Landlord under any escalation clause or expense pass-through clause of the Lease. Sublessor shall pay to the Landlord under the Lease all rent and other charges required to be paid by Sublessor under the Lease.

     3. Security Deposit. Sublessee shall pay the sum of $20,000.00 security deposit upon execution of this Sublease. Sublessor may apply the Security Deposit to pay the cost of performing any obligation which Sublessee fails to perform within the time required by this Sublease, but such application by Sublessor shall not be the exclusive remedy for Sublessee's default. If Sublessor applies the Security Deposit, Sublessee shall on demand pay the sum necessary to replenish the Security Deposit to its original amount. To the extent not applied by Sublessor to cure defaults by Sublessee and at the Sublessee's option, the Security Deposit shall be applied against the rent payable for the last month(s) of the term or refunded to the Sublessee at the end of the Term.

     4. Obligations of Sublease. Sublessee shall perform all of the obligations of Tenant under the Lease (except the obligation to pay rent and other obligations inconsistent with this Sublease) as if Sublessee were the Tenant under the Lease and Sublessor was the Landlord under the Lease. The terms of the Lease are hereby expressly incorporated as part of this Sublease. In the event Sublessee fails to comply with such terms, or the terms of this Sublease, Sublessor shall be entitled to all of the remedies granted to Landlord in the Lease, together with any other rights Sublessor might otherwise have. All provisions in the Lease dealing with indemnity and liability shall be applicable as between Sublessor and Sublessee and the Sublessee and the Landlord under the Lease. Sublessee shall name both Sublessor and the Landlord and

Landlord's managing agent under the Lease as named insured in the insurance policies it is required to obtain hereunder.

     5. Representations of Sublessor. Sublessor represents and warrants that the Lease is in good standing and that Sublessor has, to the best of its knowledge, complied with all of its obligations thereunder through the date hereof. So long as Sublessee is not in default hereunder, Sublessor shall make all rental and other payments required by the Lease. In the event Sublessor fails to pay when due rent or any other sums of money required to be paid under the Lease, Sublessee may pay the same to Landlord and deduct and offset the amount of such payment from any rent or other sums of money owing to Sublessor under the terms of the Sublease.

     In the event of the termination of the Lease for any reason other than a default by Sublessee under this Sublease, then this Sublease shall terminate.

          (a) If such termination of the Lease results from an act or failure to act of Sublessor, Sublessor shall be liable to Sublessee for any damages, costs and expenses of Sublessee arising from the termination of the Sublease.

          (b) If such termination of the lease results from an act or failure to act of any party other than Sublessor or Sublessee, Sublessor shall not be liable to Sublessee for any damages, costs and expenses of Sublessee arising from the termination of the Sublease.

     6. Condition of Premises. Unless otherwise expressly provided herein, the Premises are leased as is in the condition now existing with no additional work to be performed by Sublessor or Landlord.

     7. Notices. With respect to notices between Sublessor and Sublessee, the addresses for notice shall be the addresses stated in this Sublease.

     8. Indemnity. Sublessee shall indemnify and hold Sublessor harmless from any and against all claims by reason of any breach or default on the part of Sublessee under the Lease.

     9. Attorneys' Fees. Sublessor and Sublessee agree that if either party is involuntarily made a party defendant to any litigation concerning this Lease or the Premises or by reason of any act or omission or the use of occupancy of the Premises or operation of the Building, then Sublessor or Sublessee, as the case may be, shall hold harmless the other party from all liability by reason thereof, including attorneys' fees incurred by Sublessor or Sublessee in such litigation and all court costs. If legal action shall be brought by either of the parties hereto for the unlawful detainer of the Premises, for the recovery of Rent due under the provisions of this Lease, or because of the breach of any term, covenant or provision hereof, the party prevailing in said action (Sublessor or Sublessee as the case may be) shall be entitled to recover from the party not prevailing costs of the suit and reasonable attorneys' fees.

     10. Holding Over. Any holding over after the expiration of the term, with the consent of Sublessee, shall be construed to be a tenancy from month to month at three hundred percent (300%) of the Rent herein specified (prorated on a daily basis).

     11. Sublessee acknowledges that it has read and is familiar with the terms and provisions of the Lease.

     12. Sublessor shall not be required to extend the term of the Lease or exercise any expansion options or rights of first opportunities set forth therein.

     13. In connection with the installation and operation of its computers and network related equipment to create a private local area network for Sublessee, Sublessee shall take no action which interferes with Sublessor's network. Sublessee acknowledges that it is familiar with the existing network of Sublessor and Sublessor shall have no responsibility for any failure to Sublessee's network to perform properly.

     14.  Address for Notices and Rent Payments:

          Creative Multimedia Corporation
          IHS Group
          15 Inverness Way East
          Englewood, Colorado 80112

     15. Consent. This Sublease is a non-binding agreement until the Landlord and Sublessor have executed the attached consent form.

     16. Amendment/Assignment. This Sublease shall not be amended or assigned without the prior written consent of Sublessee and Sublessor which shall not be unreasonably withheld.

SUBLESSEE:                              SUBLESSOR:

WEBRIDGE, INC.,                         CREATIVE MULTIMEDIA CORPORATION,
a Delaware corporation                  an Oregon corporation


By: /s/  [Signature Illegible]          By: /s/  [Signature Illegible]
    ------------------------------          ----------------------------

Its: Director of Operations             Its: VICE PRESIDENT
     -----------------------------           ---------------------------

Date: Sept. 12, 1997                    Date: SEPTEMBER 12, 1997
      ----------------------------            --------------------------

                                    ADDENDUM
                                       TO
                               SUBLEASE AGREEMENT

     This Addendum to Sublease Agreement is entered into this 4th day of September, 1997 by and between CREATIVE MULTIMEDIA CORPORATION, an Oregon Corporation ("Sublessor") and WEBRIDGE, INC. ("Sublessee") with regard to the Commerce Building located at 225 SW Broadway, Portland, Oregon.

     1.   Sublease Term.

--------------------------------------------------------------------------------
FLOOR         SQUARE FEET          OCCUPANCY DATE           COMMENCEMENT OF RENT
--------------------------------------------------------------------------------
 4th            8,223        September 11, 1997               October 1, 1997
--------------------------------------------------------------------------------
 5th            8,223        No later than March 1, 1998      When occupied
--------------------------------------------------------------------------------
 6th            8,223        No later than March 1, 1999      When occupied
--------------------------------------------------------------------------------

The Sublease will continue through the balance of the Lease that expires September 30, 2000. Sublessee shall be required to give one hundred twenty (120) days prior written notice of its intent to take possession of the 6th floor if earlier than March 1, 1999.

     2. Computer Network. Sublessee shall provide all computers and network-related equipment to create a private local area network for Sublessee's separate from Sublessor's existing local area network. Sublessee's subnetwork will utilize the existing office wiring and Sublessee will have access on an as-needed basis to the 5th floor computer room to configure and manage the network routers, hubs, wiring closets, etc. In connection with the installation and operation of its computers and network related equipment to create a private local area network for Sublessee, Sublessee shall take no action which interferes with Sublessor's network.

     3. Security System. The existing card key security system will be re-programmed to provide secure access for the Sublessee's employees and customers to the floors that the Sublessee is leasing. Sublessee shall be responsible for the costs incurred for reprogramming of the system.

     4. Access to the 5th Floor Conference Room. Sublessee shall have the right to use the large conference room on the 5th floor, prior to taking possession and paying rent on the 5th floor, with 24-hour notice to Sublessor. Sublessee shall be liable for any damage to, or personal injury upon, the Premises during these periods.

APPROVED AND ACCEPTED:

SUBLESSEE:                              SUBLESSOR:

WEBRIDGE, INC.,                         CREATIVE MULTIMEDIA CORPORATION,
A DELAWARE CORPORATION                  AN OREGON CORPORATION


By: /s/  [Signature Illegible]          By: /s/  [Signature Illegible]
    ------------------------------          ----------------------------

Its: Director of Operations             Its: VICE PRESIDENT
     -----------------------------           ---------------------------

Date: September 12, 1997                Date: SEPTEMBER 12, 1997
      ----------------------------            --------------------------

                                    CONSENT

The undersigned Landlord under the Lease hereby consents to the foregoing Sublease conditioned upon the following to which Sublessor agrees:

1. Sublessee's agreement to perform Sublessor's obligations under the Lease during the Sublease term is for the benefit of both Sublessor and Landlord.

2. Sublessee's agreement to perform such obligations shall not relieve Sublessor of its primary and unconditional liability for payment of rental and other charges and performance of Sublessor's obligations as Tenant under the Lease during the full term of the Lease.

3. This consent shall not relieve Tenant of its obligation to obtain consent for any other sublease or assignments as provided for under the Lease.

4. Sublessor waives any and all claims or causes of action against Landlord which arises out of the Lease or Sublessor's occupancy of the Premises, and which have accrued prior to the date of this consent.

5. Sublessor agrees to pay to Landlord as additional rent, the amount if any that Sublessor receives from Sublessee for base rent (on a per square foot basis) in excess of the amount Sublessor pays Landlord as base rent under the Lease (on a per square foot basis).

6. Sublessor waives its option to extend the term of the lease beyond September 30, 2000.

LANDLORD:                                 SUBLESSOR:

Prima Donna Development Corp.             Creative Multimedia Corp.
Chiu 1981 Revocable, Trust &              An Oregon Corporation
Jennie C. Chiu Living Trust

By: /s/  [SIGNATURE ILLEGIBLE]            By: /s/  [SIGNATURE ILLEGIBLE]
   ----------------------------------        ----------------------------------

Its:     President                        Its:     VICE PRESIDENT
    ---------------------------------         ---------------------------------

Date:    10/15/97                         Date:    SEPTEMBER 12, 1997
     --------------------------------          --------------------------------

               WEBRIDGE, INC.                U.S. NATIONAL BANK OF OREGON
        9115 SW OLESON RD., SUITE 205             BEAVERTON BRANCH
            PORTLAND, OR 97223                   BEAVERTON, OR 97075
            PH. (503) 766-9484                       24-22-1230          9/12/97



PAY TO THE
ORDER OF    Creative Multimedia Corporation                   $**20,000.00

   Twenty Thousand and 00/100****************************************    DOLLARS

          Creative Multimedia Corporation
          IHS Group
          15 Inverness Way East
          Englewood, CO 80112

MEMO
          Deposit on for Webridge, Inc. office spa      /s/ Mark S. Amantos

                                COMMERCE BUILDING

                                  OFFICE LEASE

This Lease, made and entered into at Portland, Oregon this 7th day of April 1995 by and between Commerce Building Limited Partnership, an Oregon limited partnership ("Landlord") and Creative Multimedia Corporation, an Oregon corporation ("Tenant").

Landlord hereby leases to Tenant the fifth and sixth floors consisting of 16,446 rentable square feet (the "Premises") in the Commerce Building (the "Building") located at 225 S.W. Broadway, Portland, Oregon, for a term commencing June 1, 1995, and continuing through May 31, 2000, at a Base Rental of $16,446.00 per month commencing June 1, 1995, through and including May 31, 1998 and $17,816.50 per month commencing June 1, 1998, through and including May 31, 2000 payable in advance on the first day of each month. On the earlier of May 1, 1996, or ninety (90) days after Tenant notifies Landlord that Tenant has subleased its leased premises in the Pean Building in Portland, Oregon, Landlord shall deliver possession of the fourth floor of the Building consisting of 9,223 rentable square feet to Tenant and Tenant shall thereupon take occupancy of the fourth floor on such date for a term commencing May 1, 1996, or such earlier date, and continuing through May 31, 2000, at a Base Rental of $8,223.00 per month commencing May 1, 1996, or such earlier date, through and including May 31, 1998, and $8,908.25 per month commencing June 1, 1998, through and including May 31, 2000. At such time as Tenant occupies the fourth floor, the Premises shall be automatically deemed to include the fourth floor. Upon execution of this Lease, Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable.

Landlord and Tenant covenant, and agree as follows:

1. Delivery of Possession. Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within ninety (90) days following commencement of the term, then Tenant may elect to cancel this Lease by notice to Landlord, within ten (10) days following expiration of the ninety (90) day period. Landlord shall have no liability to Tenant to delay in delivering possession, nor shall such delay extend the term of this Lease in any manner. Any early occupancy of the Premises shall be subject to each and every term and condition of this Lease including payment of rent. The Premises shall be delivered built out substantially in accordance with the specifications set forth in Exhibit B attached hereto. Tenant shall take possession of the Premises upon delivery thereof to Tenant, subject to Landlord substantially completing a final punchlist with a minimum ten (10) day notice of completion to Tenant.

2. Rent Payment. Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under paragraph 23 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one and one-half percent per month until paid. Landlord may at its option impose a late charge of $0.05 for each $1 of rent for rent payments made more than ten (10) days late in lieu of interest for the first month of delinquency, without waving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder. Tenant shall keep the Rent and other terms of this Lease confidential from other current and prospective occupants of the Building and any other buildings owned by Landlord except to the extent disclosure is reasonably necessary in the conduct of Tenant's business. Landlord shall provide one notice per year to Tenant in the event Tenant is more than ten (10) days late in its payment of rent or additional rent without penalty to Tenant providing Tenant cures the default within three (3) business days after receipt of Landlord's written notice.

3.    Security Deposits. Intentionally omitted.

4. Use. Tenant shall use the Premises for general office space and shipping/receiving activities and for no other purpose without Landlord's written consent. In connection with its specific use of Premises only, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

5. Equipment. Tenant shall install in the Premises such office equipment as is customary for general office use and is referenced in Exhibit D attached hereto and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense.

6. Signs. No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this Lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

7.    Utilities and Services.

      a. Landlord will furnish at its expense heat and air conditioning, water, electricity and elevator service and, during the hours specified in subparagraph c. below, Landlord shall make available such utilities to Tenant in addition to foregoing specified normal business hours at no cost to Tenant; provided, if such use outside of the

1.    OFFICE LEASE
specified business hours is excessive in Landlord's sole discretion, Landlord reserves the right to invoice and charge Tenant for the incremental additional cost of making such utilities available to Tenant in addition to the foregoing specified normal business hours. In case of dispute over any such charges, Landlord and Tenant shall mutually designate a qualified independent engineer whose decision shall be conclusive on both parties. If the parties cannot agree on such engineer within fifteen (15) business days after Tenant receives Landlord's invoice for such charges, either party may have the Multnoman County Presiding Circuit Court Judge select the same. Janitorial service will be provided substantially in accordance with the schedule set forth in Exhibit C attached hereto, which schedule and service may change somewhat from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages (except to the extent the same is caused by Landlord's negligence or willful misconduct), or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall take all reasonable steps to correct any interruptions in service. Tenant shall provide its own surge protection for power furnished to computers.

      b. The HVAC system shall be so designed and sized as to satisfy all of the factors contributing to the respective cooling and heating loads of the building, and its individual spaces. Special consideration shall be given to HVAC unit zoning by sectionalizing every area where load variations occur. Temperature variations in any given zone shall not exceed 5 degrees F total.

      c. System Design Parameters: The system shall be designed using the geographical summer and winter outdoor design conditions and other Energy Conservation measures as set forth in the Uniform Building Codes, 1988 Edition, and the State of Oregon 1990 Amendments, Chapter 53. Equipment, duct work, grilles and registers shall be designed using ASHRAE Handbook to minimize noise, and to provide for balanced air flows and temperatures throughout the building. The system shall be capable of maintaining, at design conditions, the following temperature swings during occupied hours: (1) Heating: 68-75 degrees F; (2)
Cooling: 68-75 degrees F. All HVAC systems shall have a programmable setback capability with a manual override. The system shall be setback/setup during unoccupied hours as follows: (1) Heating setback of 10-15 degrees F and shall at no time allow indoor temperature to drop below 65 degrees F; (2) Cooling setup shall not allow the interior temperature to rise above 85 degrees F. At the beginning of the workday, building or the premises must be at the occupied temperature. Operating hours shall be regular working days (Monday through Friday), holidays excepted, commencing at 7:00 a.m. and ending at 8:00 p.m. and Saturdays (except holidays) commencing at 8:00 a.m. and ending at noon. Should Lessee require service beyond these hours, Lessee may be required to pay for such extended service. All enclosed rooms, with the exception of janitorial closets, shall be provided with both a supply and a return air duct. System shall provide an optimum of 25 CFM but not less than 20 CFM of outside air per occupant ventilation, and shall be capable of continuous air circulation throughout the occupied areas. System shall be designed to provide a minimum of one complete air change every 10 minutes.

      d.    System Maintenance: Maintenance shall be performed as follows:
Every three (3) months a preventative maintenance check, every six (6) months complete filter changes, once every two years clean the coils on all units. On request by Lessee Lessor shall provide Lessee with copies of work orders signed by the maintenance person who performed the work. The Lessor shall be responsible for the system maintenance to the standards set forth in Paragraph 10(c) above. Should Lessor fail to maintain the system in accordance with above standards, and after thirty (30) days prior written notification to the Lessor, Lessee may contract for necessary labor, equipment and material to bring system within those standards and may deduct related costs from future rent payments.

      e. All electrical work shall comply to the National Electric Code, and all current codes. Every two workstations shall have one circuit and every two offices shall have the same circuit. All lighting shall be switched from the wall.

      f. The acoustical absorption in the Premises shall be no more than NC40.

      g. Landlord shall be in default under this Lease if it fails to perform or observe any of its Lease obligations hereunder after a period of thirty (30) business days, or the additional time, if any, that is reasonably necessary to properly and diligently cure the default after receiving written notice from Tenant of the default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). Landlord shall not be in default if it fails to perform its Lease obligations hereunder due to extreme outside temperature conditions or any other cause beyond Landlord's control, except to the extent of Landlord's negligence of willful misconduct.

8. Extra Usage. If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such engineer's determination.

9. Maintenance and Repair. Tenant shall, at all times during the term hereof, at Tenant's sole cost and expense, keep the following items in good order, condition and repair: (i) floor coverings, (ii) wall coverings, (iii) paint, (iv) ceiling tiles, and (v) all tenant improvements. Except for Tenant's maintenance obligations indicated in the foregoing sentence, Landlord shall maintain the Building, including public and common areas of the Building, such as the lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by acts of Tenant, its employees or invitees, which damage shall be repaired by Landlord at Tenant's expense. Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of the needed maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner or unless such maintenance and repair is caused by Landlord's negligence or willful misconduct. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenant shall have no claim against Landlord for any interruption

2. OFFICE LEASE
or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant.

10. Alterations. Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for Tenant's removable machinery and unattached removable trade fixtures and those trade fixtures that can be removed without material damage to the Building without compensation to Tenant. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by Tenant and restore the Premises to the original condition upon termination of this Lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, to require and approve plans and specifications for such work and to post notices of nonresponsibility in connection with any work being performed by Tenant in the Premises.

11. Indemnity. Tenant shall not allow any items to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease. Neither Landlord not its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).

12. Insurance. Tenant shall, at its expense, carry at all times during the term of this Lease, public liability insurance in respect of the Premises and the conduct of operation of the business therein, with lease at not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured and covering liability insured under paragraph 11 of this Lease and waiving the insurer's right of subrogation as provided in paragraph 14 of this Lease. Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be cancelled or materially changed without ten (10) days' advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least thirty (30) days prior to expiration of any policy. All insurance policies required to be carried by Tenant hereunder shall be issued by responsible insurance companies authorized to issue insurance in the State of Oregon rated 8 VII or higher by Best's Insurance Rating Service.

13. Fire or Casualty. "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25% of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this Lease by notice in writing to Tenant within thirty (30) days after such date. If this Lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant.

14. Waiver of Subrogation. Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could by covered by a standard all risk insurance policy with an extended coverage endorsement, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

15. Eminent Domain. If a condemning authority takes title by eminent domain or by agreement in lieu thereof to more than 25% of the Building then Landlord may terminate this Lease effective on the date that possession is taken by the condemning authority. If such a taxing is sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority.
Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation against Landlord or the condemnation award because of the taxing although
Tenant shall have the right to make a separate claim against the condemning authority to recover the value of its trade fixtures, personal property and relocation costs.

16. Assignment and Subletting. This Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant not assign its interest under this Lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing; provided Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet all or any part of the Premises to parent, subsidiary or affiliate of Tenant or to any person, firm or corporation which shall be controlled by, under the control of, or under common control with Tenant, or any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets of Tenant, as long as the net worth of the purchaser or assignee is no less than that of Tenant. Any transfer in violation of this requirement shall be null and void as to the Landlord. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment, or to subletting provided (i) the subrental rate or effective rental paid by the subtenant or assignee is not less than eighty percent (80%) of the current scheduled rental rate of the Building for comparable space, (ii) the proposed subtenant or assignee is compatible with Landlord's normal standards for the Building, and (iii) Landlord shall have received any information concerning the financial condition of the proposed subtenant or assignee which Landlord reasonably requests and Landlord shall have reasonably approved the same. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating the Lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant; provided, any money received by Tenant for equipment,

3.    OFFICE LEASE
stock, or other property of Tenant shall belong solely to Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys' fees.

17.   Default. Any of the following shall constitute a default under this Lease:

               a. Tenant's failure to pay rent or any other charge under this Lease within ten (10) days after written notice from Landlord that such payment has not been made when due (provided, no such notice shall be given if Landlord has provided Tenant with the such written notice during the previous 12 month period), or failure to comply with any other term or condition within twenty (20) business days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the twenty (20) day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible and within a reasonable time after the date of said notice of Landlord. Time is of the essence of this Lease.

               b. If Tenant or any guarantor of Tenant's obligations shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

               c. If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

               d. If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

               e. Assignment or subletting by Tenant in violation of paragraph
      16:

               f. (Intentionally deleted).

               During any twelve (12) month period, Tenant shall be entitled to only one (1) notice pursuant to this Section 17 for each type of default.

18. Remedies for Default. In case of default as described in paragraph 17 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

               a. Landlord may terminate the Lease and retake possession of the Premises. Following such retaking of possession efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. Landlord at its option may make such physical changes to the Premises as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

               b. Landlord may recover all damages caused by Tenant's default which shall include an amount equal to (i) rentals lost because of the default, (ii) lease commissions paid for this lease, (iii) the amortized cost of the initial Tenant Improvements described in Exhibit B, (iv) all legal expenses and other related costs incurred by Landlord following Tenant's default, and (v) all costs incurred by Landlord in reletting the Premises. To the extent permitted under Oregon Law, Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease. Such damages shall be measured by the difference between the rent under this Lease (including an estimated amount of Additional Rent as determined by Landlord) and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

               c. Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one and one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

               d. Cumulative Remedies: The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity, including an action for specific performance, as if specific remedies were not provided for herein. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to obtain an injunction and any other appropriate equitable relief.

               e. Termination: Even though Tenant has breached this Lease, the Lease shall continue in effect for so long as Landlord does not agree in writing to terminate Tenant's continuing contractual liability, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Landlord's damages resulting from the breach. Even if the Landlord takes possession

4.    OFFICE LEASE
      of, and relets, the Premises in order to mitigate its damages. It shall not constitute a termination of Tenant's contractual liability unless Landlord releases Tenant from its liability in writing.

19. Surrender. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manor without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property. Landlord may elect either (i) to treat Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be one and one-half times the total rent being charged when the lease term expired; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

20. Regulations. Landlord shall have the right, but shall not be obligated, to make, revise and enforce regulations or policies consistent with this Lease for the purpose of promoting safety, health (including regulation or prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this Lease.

21. Access. During times upon prior notice other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this Lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency, such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

22. Furniture and Bulky Articles. Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours' written notice to Landlord of the intended move. Landlord shall not unreasonably withhold its consent under this paragraph.

23. Notices. Any notices, demands, or other communications permitted or required to be given under this Agreement shall be in writing and personally delivered or sent by first class mail, or by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses listed above, or at such other addresses as the parties may from time to time designate in writing. All notices shall be deemed received on the date delivered, if personally delivered, or on the earlier of two (2) days after mailing or the date delivery is officially recorded on the return receipt if sent by certified or registered mail.

24. Subordination. This Lease shall be subject to and subordinate to any mortgages, deeds of trust, ground leases, or land sale contracts (hereafter collectively referred to as "encumbrances") now existing against the Building. At Landlord's option this Lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall promptly execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

25. Transfer of Building. If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this Lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

26. Es????. Either party will within ten (10) business days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this Lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, including any ground lessor, Tenant will agree to give such holder or lessor notice of and opportunity to cure any default by Landlord under this Lease.

27.   Attorney's Fees.

               (1) No Suit or Action Filed. If this Lease is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs even though no suit or action is filed thereon, and any other fees of expenses incurred by the nondefaulting party.

               (2) Arbitration or Mediation: Trial and Appeal. If any arbitration, mediation, or other proceeding is brought in lieu of litigation, or if legal action is instituted to enforce or Interpret any of the terms of this Lease, if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party's costs and disbursements, the fees and expenses of expert witnesses in determining reasonable attorney fees pursuant to ORCP 68, and such sums as the court may determine to be reasonable for the prevailing party's attorney fees connected with the trial and any appeal and by petition for review thereof.

               (3) Definitions. For purposes of this Lease, the term attorney fees includes all charges of the prevailing party's attorneys and their staff (including without limitation legal assistants, paralegals, word processing, and other support personnel) and any postpetition fees in a bankruptcy court. For purposes of this Lease, the term

5. OFFICE LEASE
fees and expenses includes But is not limited to long-distance telephone charges; expenses of facsimile transmission; expenses for postage including costs of registered or certified mail and return receipts, express mail, or parcel delivery; mileage and all deposition charges, including but not limited to court reporters' charges, appearance fees, and all costs of transcription; costs incurred in searching records.

28. Quiet Enjoyment. Landlord warrants that so long as Tenant complies with all terms of this Lease shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

29. Additional Rent: Cost-of-Living Adjustment. On each anniversary date of this lease, the Landlord shall adjust the base rental in the same percentage as the increase, if any, in the consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics. In no event, however, shall such increase exceed 3% per annum. The change shall be computed by comparing the schedule entitled "U.S. City Average, All items, All Urban Consumers, 1982-84 100 for the latest available month proceeding the month in which the lease term commenced with the same figure for the same month in the years for which the adjustment is executed. All comparisons shall be made using index figures derived from the same base period and in no event shall this provision operate to decrease the monthly rental for the Premises below the initial stated monthly rental. If the index cited above is revised or discontinued during the term of this Lease then the index that is designated by the Portland Metropolitan Association of Building Owners and Managers to replace is shall be used.

30. Use of Common Areas and Facilities: All common facilities and areas furnished by Landlord in or near the Building, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, restrooms and other areas provided by Landlord for the general use. In common, of tenants, their officers, agents, employees and customers shall at all times be subject to the exclusive control and management of Landlord. Without limiting the score of such discretion, Landlord shall have the full right and authority to employ all personnel and to establish, modify and enforce reasonable rules and regulations necessary for the proper operation and maintenance of common areas and facilities. Landlord shall have the right to do and perform such other acts in and to said areas and improvements as the Landlord shall reasonably determine to be advisable. If the common area of this Building includes surface parking areas, then at all times Tenant's use (including use by Tenant's employees, agents, invitees and licensees) of such surface parking area shall not exceed the Tenant's percentage of the Building as specified herein.

31. Environmental Law Compliance and Indemnification: For purposes of this Section, the term "Hazardous Substances" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or containment, including, without limitation, PCBs, asbestos, asbestos-containing material, and raw materials that are included under or regulated by any environmental Laws. For purposes of this Lease, the term "Environmentally Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter that to the best of its current actual knowledge, the Building is in compliance with all Environmental Laws respecting Hazardous Substances, and that Landlord has received no notice of any pending or threatened lien, action or proceeding respecting any alleged violation of Environmental Laws respecting Hazardous Substances that has occurred in or about the Building. Landlord shall use reasonable efforts to recover any expense of compliance with Environmental Laws from any third party who is liable for the same and credit any such recovery against operating expenses. Tenant shall indemnify and hold harmless Landlord, and its partners, directors, officers, agents and employees; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all attorneys' fees and expenses. Landlord shall indemnify and hold harmless Tenant and its partners, directors, officer, agents and employees from and against any and all claims arising from or in connection with the violation of Environmental Laws occurring in, at or about the Building due to the acts or omissions of Landlord or its partners, directors, officers, agents and employees; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all attorneys' fees and expenses.

32. Notice of Occurrences. Tenant shall give prompt notice to Landlord of (i) any occurrence in or about the Premises for which Landlord might be liable; (ii) any fire or other casualty in the Premises; (iii) any damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) damage to or detect in any part or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

33. Nonrecourse Lease. Tenant shall look only to Landlord's estate and property in the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

34. Complete Agreement. This Lease and the attached Exhibits and Schedules, if any, constitutes the entire agreement of the parties and supersedes all prior written and oral agreements and representations. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

35. Space Leased As Is; Tenant Maintenance of the Premises. Except as provided in Exhibit B attached hereto, unless otherwise stated in this Lease, the Premises are leased as is in the condition now existing with no alterations or other work to be performed by Landlord.

36.   Guaranty. Intentionally deleted.

37. Captions. The titles to the paragraphs of this Lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this Lease.

6. OFFICE LEASE

38. Nonwaiver. Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

39. Counterparts. This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes to be deemed a fully executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

40. Exhibits. The Exhibits attached hereto are incorporated herein by this reference and made a part of this Lease.

41. Building and Tenant Improvements. Landlord, at Landlord's expense shall construct the Premises in accordance with the "Tenant Improvements to Lease Premises" (the "Tenant Improvements") delineated on the attached Exhibit A (Floor Plan of the Premises) and Exhibit B (Building Standard Improvements and Tenant Improvements) and shall remodel the Building at its expense in accordance with the "Building Standard Improvements" (the "Building Improvements") delineated on the attached Exhibit B. It is also agreed that Landlord shall provide ADA compliant restrooms and common areas. Landlord has provided the space plan and will provide the construction documents for the Tenant Improvements at its sole cost and expense. Construction documents shall be approved by Landlord and Tenant prior to commencement of construction. The design and construction of additional tenant improvements or upgrades thereof requested by Tenant (including Tenant's built-in furniture and special finishes and the like) or any change orders in the tenant improvements, shall require approval of Landlord and be at the sold cost of Tenant. Tenant shall pay for any such costs, one-half prior to commencement of construction and the other half when such improvements are substantially completed to Tenant's reasonable satisfaction.

42. First Option to Expand (Third Floor). Tenant shall have an option to expand into the adjacent third floor, which contains approximately 8,223 square feet. Such expansion option must be exercised by giving Landlord written notice of such intent by no later than October 31, 1995. If Tenant exercises such option, Tenant shall commence occupancy of the third floor 120 days following the date that such notice is given to Landlord. The rental rate for this floor shall be the same ($12 per square foot until June 1, 1998 when the Base Rental is increased to $13 per square foot) as Tenant is currently paying on the original premises (before Tenant is required to take occupancy), and the term shall run concurrently with the original term (June 1, 1995, through May 31, 2000). Landlord shall provide substantially the same level of quality and finish as the original premises. In consideration for Landlord's agreement to hold this floor off the marketplace until the end of August, in the event Tenant elects not to proceed with the expansion, a cash penalty of $14,600.00 shall be paid on September 1, 1995, together with the base rental due for September of 1995.

43. Right of First Refusal (Second Floor). At any time during the term of this Lease that Landlord intends to lease the second floor of the Building to a prospective tenant:

      a. Landlord shall give written notice to Tenant of such intention, together with the name and address of the prospective tenant, and such other information as Tenant may reasonably require in connection with such transaction. Landlord shall, by such notice, also furnish Tenant with the terms and conditions of the proposed lease.

      b. Within seven (7) business days after receipt of the notice described in subparagraph a. above, Tenant shall either approve the transaction or exercise Tenant's right of first refusal and execute a lease amendment in accordance with the terms of the notice described in subparagraph a. above.

      c. In the event that Tenant declines to exercise its right of first refusal set forth above, Landlord shall have may enter into a lease agreement with such prospective tenant in accordance with Landlord's notice to Tenant if Landlord does not consummate the lease transaction in accordance with the terms of the lease disclosed to Tenant, Tenant's rights under this Section 43 shall be reinstituted.

44. Right of First Opportunity. The "Additional Space" is the leasable area on the third floor in the Building, exclusive of the Premises. At any time during the Term of this Lease that Landlord quotes or intends to quote to a third party prospective tenant (other than an existing tenant who is renewing or extending its lease), on Landlord's initiative or in response to an inquiry from such a prospective tenant the term and the financial consideration for which Landlord would be willing to lease all or a portion of the Additional Space, Landlord shall communicate the same information to Tenant. Tenant specifically acknowledges that, once a third party may be willing to lease the Additional Space for a term which is longer than the unexpired balance of the Term hereof (or as part of a larger space). Landlord may offer the Additional Space or the applicable portion thereof to Tenant on terms which require Tenant to extend the balance of the Term hereof to coincide with the length of the term being considered with respect to a third party as a condition to Landlord's offer and to Tenant. Tenant shall have seventy-two (72) hours after receipt of such communication to execute a lease or an addendum hereto with Landlord for the Additional Space or the applicable portion on the terms set forth herein not inconsistent with such communication. Should Tenant fail to execute such a lease or addendum, or otherwise indicate rejection of such communication, Landlord may negotiate with such third party and execute a lease with the third party on any terms negotiated, whether similar or dissimilar to those originally communicated to Tenant, so long as Landlord's communication to Tenant was made in good faith. Tenant's failure to execute an addendum or a new lease as herein provided shall not terminate Tenant's rights under this Section if a lease with the third party is not executed; provided however, if a lease with the third party is signed, this shall terminate Tenant's rights hereunder as to such of the Additional Space as is so leased and also to any of the Additional Space not so issued to the third party but which is then separated from the Premises by the space leased to the third party. All communications and notices under this Section shall be hand delivered during business hours to Landlord at 225 S.W. Broadway, Portland, Oregon 97205 and to Tenant at the Premises. This is not an option nor a right of first refusal; Tenant shall not have rights such as those of first refusal. The rights of Tenant under this Section 44 are not assignable and shall terminate upon any assignment, sublease, or event of default hereunder by Tenant, or any termination of this Lease or of Tenant's right of possession hereunder.

45.   Option to Extend.


7.    OFFICE LEASE

      a. Grant of Option. Landlord hereby grants to Tenant the option to extend this Lease for two additional three-year terms (the "Extension Terms") commencing on the first day after the expiration date of the initial Term or the first Extension Term, as the case may be.

      b. Exercise. Tenant must exercise the option to renew, if at all, by giving Landlord written notice of such exercise not more than 180 days nor less than 120 days prior to the expiration date of the initial Term of the first Extension Term, as the case may be. Upon the exercise of the option to renew, the Term of this Lease shall be extended through the expiration date of the Extension Term on the same terms and conditions as contained herein, except that (a) there shall be no further right to again renew the Term of this Lease (after the second Extension Term), and (b) Base Monthly Rent during the Extension Terms shall be determined pursuant to this Section 45.

      c. Rental. Base Monthly Rent for the Extension Term shall be the greater of (a) the Base Monthly Rent schedule for the final month of the initial Term, or (b) the fair market rental value of the Premises. As used herein, the fair market rental value of the Premises is defined as the amount of base monthly rental (payable on an equal monthly payment basis, including any appropriate rental escalation that would normally be imposed), which a willing and fully informed leasee would pay and which a willing and fully informed lessor would accept for rental of the Premises for a three-year term as of the first day of the Extension Term, taking into account that all tenant improvements are owned by Landlord. In determining the fair market rental value, reference may be made to other recent leases in the Project or immediately surrounding areas, taking into consideration the interior improvements of the other spaces and the creditworthiness of the lessees of the same.

            Landlord and Tenant shall attempt, in good faith, to agree upon the fair market rental value of the Premises. If they are unable to agree within thirty (30) days of Tenant's exercise of the option to renew, then, within ten
(10) days thereafter, Landlord and Tenant shall jointly appoint an MAI or other qualified appraiser, who shall deliver, within thirty (*30) days after appointment, his or her written letter of opinion as to the fair market rental value of the Premises effective as of the date the rental adjustment is to occur.

            In the event the parties are unable to agree on the appraiser, either party shall have the right to apply to the Circuit Court of Multnoman County, Oregon for the appointment of the appraiser. If for any reason, the fair market rental value of the Premises is not determined prior to the first day of the Extension Term, this Lease shall nevertheless remain in effect, and during the interim period until such rental rate is fully determined, Tenant shall pay, as Base Monthly Rent, an amount equal to the amount which was scheduled to be paid for the final ??? month of the initial Term. Any accrued payment shortage, together with the Interest at the rate of twelve percent (12%) per annum on unpaid amounts from the applicable dates, shall be made within ten (10) days of the determination of the renewal rate.

46. Option to Terminate. Tenant shall have the right to terminate the entire lease or any portion of the leased premises any time after the third year of the Lease. Tenant shall provide nine (9) months' advance written notice or its intent to exercise this option. It is agreed and understood that the penalty for such termination shall be the repayment to Landlord of any amortized Tenant improvements and leasing commissions ?????????????? to the portion or portions of space to terminated, calculated at an annual rate of 10 percent interest.

47. Right of First Refusal. In the event Landlord intends to make a sale of the Building during the term of this Lease, as the same may be extended:

            a. Landlord shall give written notice ("Landlord's Notice") to Tenant of such intention, together with the name and address of the intended purchaser, and such other information as Tenant may reasonably require in connection with such transaction. Landlord shall, by such notice, also furnish Tenant with the terms and conditions of the proposed sale. No proposed transaction shall be deemed bone fide which is not evidenced by a written contract of sale, subject to the approval and right of first refusal contained herein, executed by the Landlord and the proposed purchaser and containing all the terms of the sale proposed to be made.

            b. Within ten (10) days after receipt of Landlord's Notice described in (a) above, Tenant shall either approve the transaction or exercise Tenant's right of first refusal and execute a contract of sale in accordance with the terms of Landlord's Notice described in a. above. The purchase price shall be paid in full at closing.

            c. In the event Landlord does not enter into a sale agreement in accordance with the terms of the sale disclosed to the Tenant in Landlord's Notice. Tenant's right of first refusal as set forth in this paragraph shall be reinstituted.

48. Limitation on Options. The rights granted to the Tenant under Sections 42 through 47 ("Tenant's Options") are personal to the Tenant named herein and may not be assigned as such Tenant, either separately or in connection with an assignment of this Lease. The rights set forth in Tenant's Options shall only be available in the event Tenant has not previously assigned the Lease and is in actual occupancy of the entire Premises at the time Tenant would otherwise be entitled to the rights set forth in Tenant's Options. The rights granted in Tenant's Options may be exercised only in the event that Tenant is not in default of the terms and provisions of this Lease at the time of exercise. In the event that this Lease or Tenant's right of occupancy is terminated for any reason whatsoever, either before or after exercise of any of the rights set forth in Tenant's Options, the rights granted to Tenant in Tenant's Options shall also terminate at the same time.

49. Card-Key Entry System, Landlord, at Landlord's expense, shall provided a card-key entry system for the lobby, elevators, and the stairwells of the Building, and for each floor of the Building Tenant occupies.

50. Signage/Building Name Change. Landlord, at its sole expense, shall provide Building standard signage for the Tenant on the fourth, fifth, and sixth floors and the Building lobby directory. At such time as Tenant occupies the sixth, fifth, and fourth floors of the Building, Landlord shall at Tenant's option rename the Building as the "Creative Multimedia Building" at Tenant's sole expense. All action to be taken and expenses incurred in connection therewith


8.    OFFICE LEASE
shall be Tenant's sole responsibility. Landlord shall cooperate with Tenant in renaming the Building but shall not be responsible for accomplishing the same or payment of any expense incurred in connection therewith, any and all such signage shall be subject to Section 6 above.

            IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first written above.


LANDLORD:                          COMMERCE BUILDING LIMITED

                                   PARTNERSHIP, an Oregon Limited

                                   Partnership

Address for notices:

        112 SW 2 AVE               By: McAleese, Inc. an
---------------------------
         PORTLAND                      Oregon corporation, general partner
---------------------------
          97204                        By: /s/ D. GERARD MCALEESE
                                           -------------------------------
                                           D. Gerard McAleese

                                           President


TENANT:                            CREATIVE MULTIMEDIA CORPORATION, an

                                   Oregon corporation

Address for notices:

                                   By: /s/ [Signature Illegible]
---------------------------            -----------------------------------
                                   Its: President/CEO
---------------------------             ----------------------------------

---------------------------

Exhibit A - Floor Plan

Exhibit B - Building Standard Improvements and Tenant Improvements

Exhibit C - Janitorial Specifications

Exhibit D - Furniture Plan






9.    OFFICE LEASE

                                   EXHIBIT A

                                   FLOOR PLAN

                              CREATIVE MULTIMEDIA
                               COMMERCE BUILDING
                               FOURTH FLOOR PLAN

                              CREATIVE MULTIMEDIA
                               COMMERCE BUILDING
                                FIFTH FLOOR PLAN

                              CREATIVE MULTIMEDIA
                               COMMERCE BUILDING
                                SIXTH FLOOR PLAN

                                   EXHIBIT B
             BUILDING STANDARD IMPROVEMENTS AND TENANT IMPROVEMENTS

                                   EXHIBIT B
             BUILDING STANDARD IMPROVEMENTS AND TENANT IMPROVEMENTS
                               TO LEASED PREMISES



Building Standard Improvements

Pursuant to Sections 41 and 46 of the Lease, the following construction items shall be defined as "Building Standard Improvements," and by such definition, shall be excluded in calculations to determine the "unamortized cost" of tenant improvements provided to leased premises should Tenant elect to exercise its termination right under Section 46 of the Lease.

1.   ADA compliant washrooms and common areas.

2. Fire Protection: Exit lights, smoke detectors, audio/visual alarms, and speaks as required by Code. Fully sprinklered in accordance with local Fire Codes and approval by the building officials.

3.   Elevator upgrades.

4. Window Coverings: Building owner to provide Levolor Lorentzan Riviera 1" metal blinds throughout the premises, or equivalent.

5. Cabling: Landlord to provide main cabling to each floor from basement area including phone service to each floor so Tenant's phone/data vendor, at Tenant's expense, can wire their network off of the building service.

6. Heating, Ventilating and Air Conditioning: Landlord to provide a complete HVAC system that complies with Sections 7b and 7c of the Base Lease document.

7.   Ceiling:

     Exposed ceiling.
     Approximate ceiling height: 10'-8"

8.   Electrical:

     a.   Lighting

          (1) Landlord acknowledges Tenant's selection of Ledaihe Apex 55 suspended Flourescent Light Fixtures (either 2'x6' or 2'x8' fixtures). Any additional costs, however, above our proposed 2'x4', 3-lamp Octron 35k or equivalent shall be borne by the Tenant.

Exhibit B
Page 2

          (2)  Exit Light Fixture

     b.   Power and Signal

          (1)  Four-plex Outlets Wall Mounted.
               Color: To be selected by Owner.
               Height: 18" above finish floor to centerline.

          (2)  Wall Switch
               20 Ampere, 120/277 volts; single pole
               Color: To be selected by Owner
               Height: 42" above finished floor to centerline

9.   Execution

     a.   Lighting

          (1)  Lighting density is to meet the current Suite energy code.

          (2) Emergency lighting ballasts are to be used as needed in paths of egress, within tenant spaces.

          (3) Common area egress lighting is to be connected to the building emergency circuits.

     b.   Power

          Convenience branch circuits are not to exceed 4 duplex outlets each.

     c.   Signal

          All signal circuit cables are to be rated class 2.

10.  Card Key Entry System:

     Landlord, at Landlord's expense, shall provide a card key entry system for the lobby, elevators, and the stairwells of the building, and for each floor of the building Tenant occupies.

Exhibit B
Page 3



Tenant Improvements to Leased Premises

1.    Partitions

      Standard Full-Height Partition
      2 1/2", 25 ga. galv. steel studs at 24" o.c.
      5/8 gypsum wallboard each side

2.    Doors and Relites

      Doors

      a.    Sixth Floor Main Entry Doors
            Double wood maple entry doors with clear glass relites in the door. Relite Dimension 2'-6"w x 5'-0" ht.

      b.    Standard Entry/Reception Door
            3'0" x 7'-0" x 1 3/4" solid plain clear sliced grain white maple door in metal frame, factory finish, non-rated.

      c.    Standard Interior Office Door
            3'0" x 7'-0" x 1 3/4" solid plain clear sliced grain white maple door in metal frame, factory finish, non-rated.

      d.    Standard Closet Door
            1'-6" x 7'-0" x 1 3/4" and 3'-0" x 7'-0" x 1 3/4" solid plain clear sliced grain white maple door in metal frame, factory finish.

      Relites

      Provide clear glass relites (approximately 2'-6"w x 5'-0" ht unless otherwise stated) at these locations:

      6th Floor   1 door at Corey's office
                  1 wall in Corey's office
                  1 door at small conference room
                  2 doors at large conference room

                  Approximately 4'x8'x1.4" clear glass curved relite in ACI metal frame in large conference room

--------------------------------------------------------------------------------

Exhibit B
Page 4

                    Approximately 4'x8'x1/4" clear class curved relite in ACI metal frame and small conference room

     5th Floor      2 doors at large conference room
                    1 door at small conference room

                    Approximately 4'x8'x1/4" curved clear glass relite in ACI metal frame in large conference room

                    Approximately 4'x8'x1/4" curved clear glass relite in ACI metal frame in small conference room

     4th Floor      1 door at small conference room

                    Approximately 4'8'x1/4" curved clear glass relite in ACI metal frame in small conference room

     Tenant, at Tenant's expense, may select additional relites for office walls or doors.

3.   Hardware.

     a.   Doors

          All hardware to be levered "Schlage" "D" Series (or equivalent) hardware. Model Name Sports, No. 605 with finish No. 626 (satin chromium plated). May be available in other finishes if necessary to match the tenant interiors.

          (1)  Suite entry/reception door with lockset.

          (2)  Interior office doors with latchsets.

          (3)  Interior office doors with locksets.

          (4)  Pair of closet doors.

          (5)  Pair of interior doors.

          Door Stop: 407 1/2 Ives or equal.
          Silencers: #20 or equal
          LCN Closer: 4110 or 4010

Exhibit B
Page 5


     b.   Casework

          (1)  Cabinets
               "European" hinge
               96 mill, wire pull
               shelf standards

          (2)  Open Shelving
               shelf standards

          (3)  Closet Shelf and Rod
               shelf support
               rod and flange at each end

4.   Casework

     a.   Base Cabinet
          Polylaminate face, plastic laminate countertop and backsplash, shelves.

     b.   Upper Cabinet
          Polylaminate face, concealed hinges, wire pulls, shelves.

     c.   Shelving
          Shelves on adjustable standards, melamine or equal.

     d.   Reception Desk
          Owner to provide allowance of $5,000 for construction of new reception desk.

5.   Floor Covering

     a.   Carpet
          30 ounce, 100% nylon looptype-Monterey/No. 6014 Tatami

     b.   Sheet Vinyl
          Tarkett Coordinates, or equivalent; manufacturer's standard colors.

     c.   Vinyl Composition Tile
          12" x 12" Tarkett Expressions or equivalent manufacturer's standard colors.

Exhibit B
Page 6

     d.   Ease
          4th and 5th floors: 4" rubber base, no cove at carpet, cove at resilient floor, 6" rubber base at resilient floor at restrooms, 4" rubber-base at casework Roppe (or equivalent), Roppe or John Sotute.

          6th floor: 5" wood base; match the existing.

6.   Painting

     Rodda or equal. One coat primer, two costs finish paint on all walls, latex eggshell enamel; one standard color; one accent color in reception area, conference room and other public space, one ceiling color and exposed ducting color to match.

     Tenant, at Tenant's expense, may select a Zolatone paint for accent finishes or other areas.

7.   Plumbing Fixtures

     a.   Sink (Lunch Room - 4th Floor; Art Room -4th Floor)
          Moen, Stainless Steel, barrier free or equal.
          Moen Valves, Chrome, barrier free or equal.

     b.   Hot Water Heaters

          (Lunch Room - 4th Floor; Art Room - 4th Floor; Showers - 6th Floor) Ruudglas, undercounter, 6 gal. capacity, 120 volt. or equal
          (sinks at Lunch Room & Art Room)

          Ruudglas, 50 gal. capacity, 120 volt.
          (men and women showers at 6th floor)

     c.   Showers
          (Men and Women - 6th Floor)
          Fiberglass showers, barrier free.

8.   Electrical

     a.   Lighting

          (1) Recessed down light; compact fluorescent reflector oper. down light: To be selected by Owner.

                         [NORRIS HEDGES & SIMPSON LOGO]

Exhibit B
Page 7


          (2) Recessed wall washer: Compact fluorescent wall wash open downlight. To be selected by Owner.

     b.   Power and Signal

          Telephone/data outlet - wall mounted single gang mudring with 3/4" raceway and pullstring. Provide main cabling to each floor from basement area.


AML/cmw
definiti.aml

                                   EXHIBIT C

                           JANITORIAL SPECIFICATIONS



11- OFFICE LEASE                         11

                                   EXHIBIT D

                                 FURNITURE PLAN



12 - OFFICE LEASE                        12

                              CREATIVE MULTIMEDIA
                               COMMERCE BUILDING
                                 FURNITURE PLAN
                                  FOURTH FLOOR

                                   [DIAGRAM]

                              CREATIVE MULTIMEDIA
                               COMMERCE BUILDING
                                 FURNITURE PLAN
                                  FIFTH FLOOR

                                   [DIAGRAM]

                              CREATIVE MULTIMEDIA
                               COMMERCE BUILDING
                                 FURNITURE PLAN
                                  SIXTH FLOOR

                                   [DIAGRAM]

                                   [DIAGRAM]

                             4TH FLOOR - LUNCHROOM
               Note: Field verify all dimensions and conditions.
    Contact designer if there are plan/elevation discrepancies or questions.


                             CREATIVE MULTIMEDIA
                             Commerce Building
                             4th Floor - Lunchroom
                             Cabinet Elevations
                             1/2" x 1'-0"
                             8/11/95

                             Ridder Design Studio
                             4200 SW Greenhills Wy
                             Portland, OR 97221
                             Telephone: 297-1614
                             FAX: 292-8727

                        [CREATIVE MULTIMEDIA LETTERHEAD]


                                                  Jan 6, 1996


Gerard McAleese
Landlord,
Creative Multimedia Bldg.
Portland, OR


Dear Gerard,

Pursuant to our conversation regarding the security system of our building, I am proposing that we discount our rent over February and March a total $8,825 per month for a total of $17,651.

As we discussed, the bid from American Security came to $15,631.00, (this did not include the lock work), and the bid from Honeywell came to $20,671.00 including lock work. We agreed to compromise on the different costs, I have set the compromise level at $17,651.00.

Thanks for your help in this matter,

Finbarr Bishop
Facilities Manager
CMC

                        [CREATIVE MULTIMEDIA LETTERHEAD]


                                                  Jan 15, 1996


Gerard McAleese
Landlord,
Creative Multimedia Bldg.
Portland, OR


Dear Gerard,

This is a change to our agreement of the 6th.

Of the $17,651.00 which you are paying Honeywell for the installation of the security system, we have already paid $1,480.00. Therefore we will subtract that much from February's rent which will leave a balance of $16,171.00 which you will owe Honeywell.

Thanks Again,

Finbarr Bishop



X  /s/ GERARD McALEESE
  -----------------------------

                        FIRST AMENDMENT TO OFFICE LEASE

      This First Amendment to Office Lease is entered by and between Commerce Building Limited Partnership, and Oregon limited partnership ("Landlord"), and Creative Multimedia Corporation, an Oregon corporation ("Tenant").

                                    RECITALS

      A. Landlord and Tenant previously entered into an Office Lease dated April 7, 1995 (the "Lease"), for the premises (the "Premises") commonly known as fifth and sixth floors of the Commerce Building located at 225 S.W. Broadway, Portland, Oregon.

      B. Landlord and Tenant desire to amend the Lease in accordance with the terms and provisions hereof.

                                   AMENDMENT

      Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows (unless otherwise indicated, all capitalized terms used herein shall have the same meanings as in the Lease):

1. PREMISES. Landlord hereby leases to Tenant the fourth, fifth, and sixth floors of the Building for a term commencing (subject to paragraph 2 below) October 6, 1995, and continuing through September 30, 2000, at a Base Rental of $24,669.00 per month ($12 per rentable square foot) commencing (subject to paragraph 2 below) October 6, 1995 (the first month shall be prorated, if necessary), through and including September 30, 1998, and $26,724.75 per month ($13 per rentable square foot) commencing October 1, 1998, through and including September 30, 2000, payable in advance on the first day of each month. Such Base Rental shall be in addition to the Additional Rent payable under section 29 of the Lease.

2. DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises on or before October 6, 1995. It shall be incumbent upon Tenant to provide a punch list of any minor items not fully completed pursuant to Lease specifications and deliver notice of the same to Landlord in writing prior to occupancy. Notwithstanding the delivery of such punch list, possession of the Premises shall be deemed to have occurred, the term of the Lease shall commence, and Tenant shall begin paying the Base Rental under the Lease when Landlord has built out the Premises substantially in accordance with the specifications set forth in the Lease. Landlord shall have a reasonable time, but in no event longer than thirty days, in which to complete these minor repairs and/or improvements, and the Base Rental shall not be abated or offset during such time unless such work interferes with the conduct of Tenant's business. In such case, the Base Rental shall be abated in proportion to the are which is not fully usable or accessible to Tenant until such repairs are completed. The foregoing is intended supplement and not replace section 1 of the Lease.

3. OPTION TO EXPAND (SECOND AND THIRD FLOORS). Sections 42 and 43 of the Lease are hereby deleted and replaced with the following: "Tenant shall have an option to expand into the adjacent second and third floors of the Building, which together contain approximately 16,446 rentable

1 - FIRST AMENDMENT TO OFFICE LEASE
square feet (8,223 rentable square feet per foot). This option to expand must be exercised by Tenant giving Landlord written notice of such intent no later than February 1, 1996. Tenant may elect to expand into just the third floor or both the second and third floors; provided, Tenant may not expand into just the second floor. If Tenant exercises such option, Tenant shall commence occupancy of the third floor or the second and third floors, as the case may be, no sooner than 120 days and no later than 180 days following the date that such notice is given to Landlord; provided, Tenant may stagger the date upon which it is to take occupancy of the second and third floors if it decides to expand into both such floors. The Base Rental rate for the second and third floors shall be $8,223.00 per month per floor through September 30, 1998, and $8,098.25 per month per floor commencing October 1, 1998, through September 30, 2000, and the term shall run concurrently with the original term as amended herein (October 6, 1995, through September 30, 2000). As with the fourth, fifth, and sixth floors, such Base Rental shall be in addition to the Additional Rent provided for in section 29 of the Lease. Landlord shall provide substantially the same level of quality and finish as the fourth, fifth, and sixth floors of the Building. If Landlord does not receive such notice of intent to expand from Tenant on or before February 1, 1996, this option to expand shall automatically terminate and Landlord may rent either or both the second and third floors to a third party without any further obligation to Tenant.

4. AFFIRMATION. No other modification of the Lease is made or intended to be made hereby and, as amended herein, the Lease is hereby confirmed and reaffirmed by Landlord and Tenant and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this First Amendment to Office Lease as of the date(s) indicated below.

LANDLORD:                                 TENANT:

Commerce Building Limited Partnership,    Creative Multimedia Corporation,
an Oregon limited partnership             an Oregon corporation


By: McAleese, Inc., an Oregon             By: /s/ LEN K. JORDAN
    corporation, general partner             ----------------------------------
                                             Len Jordan, President

   By: -----------------------------      Date:            9-13          , 1995
       D. Gerard McAleese,                     --------------------------
       President

   Date:                    , 1995
        --------------------



2 - FIRST AMENDMENT TO OFFICE LEASE